Exhibit 5.1

Mark W. Hianik

Senior Vice President, General Counsel and Corporate Secretary

1000 Abernathy Road, NE

Building 400, Suite 1700

Atlanta, Georgia 30328
(770) 391-8316
(770) 970-1429 fax

Mark.hianik@veritivcorp.com

August 18, 2017

Veritiv Corporation

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia 30328

Ladies and Gentlemen:

I have acted as counsel to Veritiv Corporation (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) filed today under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Registered Shares”) which may be issued to participants under the Veritiv Corporation 2014 Omnibus Incentive Plan, as amended and restated (the “Plan”), as a result of awards or the exercise of options granted to such participants.

I have examined the Plan and such other records, documents and matters of law and satisfied myself as to such matters of fact as I have deemed relevant for purposes of this opinion. In rendering this opinion, I have assumed without investigation that the information supplied to me by the Company and its employees and agents is accurate and complete.

Based upon and subject to the foregoing, I am of the opinion that, assuming that (i) the Registration Statement becomes effective under the Securities Act and (ii) the Registered Shares will be issued in accordance with the terms of the Plan and in the manner described in the Registration Statement, the Registered Shares will be validly issued, fully paid and non-assessable when so delivered pursuant to and in accordance with the terms of the Plan.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware. I express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles. I do not find it necessary for purposes of this opinion, and accordingly do not purport herein, to cover the application of the securities or “Blue Sky” laws of the various states to the delivery of the Registered Shares to the participants pursuant to and in accordance with the terms and conditions of the Plan.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me included in and made a part of the Registration Statement.

Sincerely yours,

/s/ Mark W. Hianik
Mark W. Hianik
Senior Vice President, General Counsel & Corporate Secretary of Veritiv Corporation